Exhibit 10.2

COLLATERAL AGREEMENT

DATED AND EFFECTIVE AS OF NOVEMBER 3, 2010,

AMONG

QUALITY DISTRIBUTION, INC.,

AS HOLDINGS,

QUALITY DISTRIBUTION, LLC,

AND

QD CAPITAL CORPORATION

AS ISSUERS,

EACH SUBSIDIARY OF QUALITY DISTRIBUTION, LLC

IDENTIFIED HEREIN,

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

AS COLLATERAL AGENT

NOVEMBER 3, 2010

THIS COLLATERAL AGREEMENT IS SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT OF EVEN DATE HEREWITH AMONG CREDIT SUISSE, CAYMAN ISLANDS BRANCH AND GENERAL ELECTRIC CAPITAL CORPORATION, AS INTERCREDITOR AGENTS, AND THE BANK OF NEW YORK TRUST COMPANY N.A., AS TRUSTEE, AS SET FORTH MORE FULLY IN SECTION 9.17 HEREOF. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE COLLATERAL AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL AGENT AND THE OTHER SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.

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TABLE OF CONTENTS

(continued)

		Page

	Section 6.05. Discontinuance of Proceedings	33

ARTICLE VII	OTHER SECOND-LIEN OBLIGATIONS	33

	Section 7.01. Other Second-Lien Obligations	33

ARTICLE VIII	[INTENTIONALLY OMITTED]	34

ARTICLE IX	MISCELLANEOUS	34

	Section 9.01. Notices	34

	Section 9.02. Security Interest Absolute	34

	Section 9.03. Limitation By Law	34

	Section 9.04. Binding Effect; Several Agreement	34

	Section 9.05. Successors and Assigns	35

	Section 9.06. Collateral Agent’s Fees and Expenses; Indemnification	35

	Section 9.07. Collateral Agent Appointed Attorney-in-Fact; Duty of Collateral Agent	36

	Section 9.08. GOVERNING LAW	37

	Section 9.09. Waivers; Amendment	37

	Section 9.10. WAIVER OF JURY TRIAL	38

	Section 9.11. Severability	39

	Section 9.12. Counterparts	39

	Section 9.13. Headings	39

	Section 9.14. Jurisdiction; Consent to Service of Process	39

	Section 9.15. Termination or Release	39

	Section 9.16. Additional Subsidiaries	40

	Section 9.17. Subject to Intercreditor Agreement	40

	Section 9.18. Senior Collateral Documents	41

SCHEDULE I LEGAL NAME; JURISDICTION OF FORMATION; CHIEF EXECUTIVE OFFICE; TYPE OF ORGANIZATION; WHETHER A REGISTERED ORGANIZATION; ORGANIZATIONAL IDENTIFICATION NUMBER; FEDERAL TAXPAYER IDENTIFICATION NUMBER		1

SCHEDULE II PLEDGED SECURITIES		1

SCHEDULE III PATENTS, TRADEMARKS AND COPYRIGHTS		1

SCHEDULE IV FILING JURISDICTIONS		1

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TABLE OF CONTENTS

(continued)

Page

SCHEDULE V COMMERCIAL TORT CLAIMS	1

SCHEDULE VI MATTERS RELATING TO ACCOUNTS AND INVENTORY	1

SCHEDULE VII AFTER-ACQUIRED TRANSPORTATION EQUIPMENT	1

EXHIBIT I TO COLLATERAL AGREEMENT	1

ANNEX A TO SUPPLEMENT NO. TO THE GUARANTEE AND COLLATERAL AGREEMENT	1

ANNEX B TO SUPPLEMENT NO. TO THE GUARANTEE AND COLLATERAL AGREEMENT	1

ANNEX C TO SUPPLEMENT NO. TO THE GUARANTEE AND COLLATERAL AGREEMENT	1

ANNEX D TO SUPPLEMENT NO. TO THE GUARANTEE AND COLLATERAL AGREEMENT	1

ANNEX E TO SUPPLEMENT NO. TO THE GUARANTEE AND COLLATERAL AGREEMENT	1

ANNEX F TO SUPPLEMENT NO. TO THE GUARANTEE AND COLLATERAL AGREEMENT	1

EXHIBIT II TO COLLATERAL AGREEMENT	1

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COLLATERAL AGREEMENT dated and effective as of November 3, 2010 (this “Agreement”), among QUALITY DISTRIBUTION, INC., a Florida corporation (“Holdings”), QUALITY DISTRIBUTION, LLC, a Delaware limited liability company (“QD LLC”) and QD CAPITAL CORPORATION, a Delaware Corporation (together with QD LLC, the “Issuers”), each Subsidiary of QD LLC identified on Schedule I or otherwise identified herein as a party (each, a “Subsidiary Pledgor” and collectively, the “Subsidiary Pledgors”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as collateral agent for the Secured Parties (as defined below) (in such capacity, the “Collateral Agent”).

WHEREAS, pursuant to the terms, conditions and provisions of the indenture dated as of the date hereof (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Indenture”), among the Issuers, Holdings, and The Bank of New York Mellon Trust Company N.A., as trustee (the “Trustee”), the Issuers are issuing 9.875% Second-Priority Senior Secured Notes due 2018 (the “Notes”), which will be guaranteed by Holdings, the direct parent of the Issuer, and the Subsidiary Pledgors;

WHEREAS, pursuant to the Credit Agreement dated as of December 18, 2007 (as amended, restated, supplemented, waived, otherwise modified, refinanced, renewed or replaced from time to time, the “Credit Agreement”), among Holdings, Quality Distribution, LLC, as borrower, the lenders party thereto from time to time, Credit Suisse, Cayman Islands Branch, as administrative agent, General Electric Capital Corporation, as collateral agent (the “First Lien Agent”), Suntrust Bank, as syndication agent, Wachovia Bank, National Association, as documentation agent and the other parties thereto, the Pledgors (as defined below) have granted to the First Lien Agent a first-priority lien and security interest in the Collateral (as defined below);

WHEREAS, the Collateral Agent, the First Lien Agent and certain other parties have entered into an Intercreditor Agreement as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), pursuant to which the lien upon and security interest in the Collateral granted by this Agreement are and shall be subordinated in all respects to the lien upon and security interest in the Collateral granted pursuant to, and subject to the terms and conditions of, the Senior Lender Documents (as defined below);

WHEREAS, each Pledgor (as defined below) is executing and delivering this Agreement pursuant to the terms of the Indenture to induce the Trustee to enter into the Indenture and to induce the Holders (as defined below) of the Notes to purchase the Notes;

WHEREAS, Holdings is the parent of QD LLC and the Subsidiary Pledgors are subsidiaries of QD LLC, and each of them will derive substantial benefits from the extension of credit to the Issuers pursuant to the Indenture and are willing to execute and deliver this Agreement in order to induce the Trustee to enter into the Indenture and to induce the Holders of the Notes to purchase the Notes; and

WHEREAS, each Pledgor has duly authorized the execution, delivery and performance of this Agreement.

NOW, THEREFORE, for and in consideration of the premises, and of the mutual covenants herein contained, and in order to induce the Trustee to enter into the Indenture, and to induce the Holders of the Notes to purchase the Notes, each Pledgor and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or permitted assigns), hereby agree as follows:

ARTICLE I

Definitions

Section 1.01. Indenture. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Indenture. All capitalized terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein. The term “Instrument” shall have the meaning specified in Article 9 of the New York UCC. If the First Lien Termination Date (as defined below) has occurred, a reference in this Agreement to the First Lien Agent shall, unless the context requires otherwise, be construed as a reference to the Collateral Agent and this agreement shall be interpreted accordingly.

(b) The rules of construction specified in Section 1.04 of the Indenture also apply to this Agreement.

Section 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account” shall mean, with respect to a person, any of such person’s now owned and hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

“Account Debtor” shall mean any person who is or who may become obligated to any Pledgor under, with respect to, or on account of an Account, Chattel Paper, General Intangibles, Instruments or Investment Property.

“Additional Secured Debt Documents” means any document or instrument executed and delivered with respect to any Other Second-Lien Obligations.

“Additional Secured Party Consent” shall mean a completed additional secured party consent in the form of Exhibit II hereto.

“After-Acquired Transportation Equipment” shall mean Transportation Equipment acquired by any Pledgor on or after December 3, 2010.

“Article 9 Collateral” shall have the meaning assigned to such term in Section 4.01.

“Authorized Representative” with respect to any Other Second-Lien Obligations means the agent or trustee under the agreement pursuant to which such Other Second-Lien Obligations are issued or incurred.

“Collateral” shall mean all Article 9 Collateral and Pledged Collateral.

“Collateral Agent” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Control Agreement” shall mean a deposit account control agreement, a securities account control agreement or a commodity account control agreement, as applicable, enabling the Collateral Agent to obtain “control” (within the meaning of the New York UCC) of any such accounts, in form and substance reasonably satisfactory to the Collateral Agent.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any Pledgor under any Copyright now or hereafter owned by any third party, and all rights of any Pledgor under any such agreement (including, without limitation, any such rights that such Pledgor has the right to license).

“Copyrights” shall mean all of the following now owned or hereafter acquired by any Pledgor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, (b) all registrations and applications for registration of any such Copyright in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office and the right to obtain all renewals thereof, including those listed on Schedule III, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

“Credit Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Discharge of Senior Lender Claims” has the meaning assigned to such term in the Intercreditor Agreement.

“Equity Interest” has the meaning assigned to the term “Capital Stock” in the Indenture.

“Federal Securities Laws” shall have the meaning assigned to such term in Section 6.03.

“First Lien Agent” has the meaning assigned to such term in the Intercreditor Agreement.

“First Lien Termination Date” means, subject to Section 5.7 of the Intercreditor Agreement, the date on which the Discharge of Senior Lender Claims occurs; provided that if, at any time after the First Lien Termination Date, the Discharge of Senior Lender Claims is deemed not to have occurred pursuant to Section 5.7 of the Intercreditor Agreement, the First Lien Termination Date shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of incurrence and designation of any new Senior Lender Claims as a result of the occurrence of such first Discharge of Senior Lender Claims).

“General Intangibles” shall mean all “General Intangibles” as defined in the New York UCC, including all choses in action and causes of action and all other intangible personal property of any Pledgor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Pledgor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Agreements and other agreements), Intellectual Property (but excluding “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of the Lanham Act has been filed, to the extent that, and solely during the period for which, any assignment of an “intent-to-use” application prior to such filing would violate the Lanham Act), goodwill, registrations, franchises, tax refund claims and any guarantee, claim, security interest or other security held by or granted to any Pledgor to secure payment by an Account Debtor of any of the Accounts.

“Governmental Authority” shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

“Holder” has the meaning assigned to the term “holder” in the Indenture.

“Indenture Documents” means (a) the Indenture, the Notes, the Security Documents and this Agreement and (b) any other related documents or instruments executed and delivered pursuant to the Indenture or any Security Document, in each case, as such agreements may be amended, restated, supplemented or otherwise modified from time to time.

“Intellectual Property” shall mean all intellectual property of every kind and nature now owned or hereafter acquired by any Pledgor, including inventions, designs, Patents, Copyrights, Trademarks, Patent Licenses, Copyright Licenses, Trademark Licenses, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information and all related documentation.

“Intellectual Property Collateral” shall have the meaning assigned to such term in Section 4.02(h).

“Intellectual Property Security Agreement” shall mean a security agreement in the form hereof or a short form hereof, in each case, which form shall be reasonably acceptable to the Collateral Agent.

“Intercreditor Agreement” has the meaning assigned to such term in the recitals of this Agreement.

“Inventory” shall mean, with respect to a person, all of such person’s now owned and hereafter acquired inventory, as defined in the UCC, goods, and merchandise, wherever located, in each case to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials, and supplies of any kind, nature, or description which are used or consumed in such person’s business or used in connection with the packing, shipping, advertising, selling, or finishing of such goods, merchandise, and other property, and all documents of title or other documents representing them.

“IP Agreements” shall mean all material Copyright Licenses, Patent Licenses, Trademark Licenses, and all other agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any material Intellectual Property to which a Pledgor, now or hereafter, is a party or a beneficiary, including, without limitation, the agreements set forth on Schedule III hereto.

“Issuers” has the meaning assigned to such term in the preliminary statement of this Agreement.

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Notes” has the meaning assigned to such term in the recitals of this Agreement.

“Notes Obligations” shall mean (a) the due and punctual payment by the Issuers of (i) the unpaid principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Issuers to any of the Secured Parties under the Indenture and each of the other Indenture Documents, including obligations to pay fees, expense and reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Issuers to the Secured Parties under or pursuant to the Indenture and each of the other Indenture Documents and (c) the due and punctual payment and performance of all the obligations of each other Pledgor under or pursuant to this Agreement and each of the other Indenture Documents.

“Obligations” shall mean (a) the Notes Obligations, (b) if any Other Second-Lien Obligations are incurred (and designated as Obligations pursuant to Section 7.01), (1) the due and punctual payment by the Issuers of (i) the unpaid principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) owing to any holder of Other Second-Lien Obligations under any Additional Secured Debt Documents, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations of the Issuers to any holder of Other Second-Lien Obligations under the Additional Secured Debt Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (2) the due and punctual performance of all other obligations of the Issuers under or pursuant to the Additional Secured Debt Documents and (3) the due and punctual payment and performance of all the obligations of each other Pledgor under or pursuant to this Agreement and the Additional Secured Debt Documents.

“Other Second-Lien Obligations” has the meaning assigned to such term in the Indenture.

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any Pledgor any right to make, use or sell any invention covered by a Patent, now or hereafter owned by any third party (including, without limitation, any such rights that such Pledgor has the right to license).

“Patents” shall mean all of the following now owned or hereafter acquired by any Pledgor: (a) all letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule III, and all applications for letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule III, (b) all provisionals, reissues, extensions, continuations, divisions, continuations-in- part, reexaminations or revisions thereof, and the inventions disclosed or claimed therein, including the right to make, use, import and/or sell the inventions disclosed or claimed therein, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

“Permitted Liens” shall mean any Lien permitted by Section 4.12 of the Indenture.

“Pledged Collateral” shall have the meaning assigned to such term in Section 3.01.

“Pledged Debt Securities” shall have the meaning assigned to such term in Section 3.01.

“Pledged Securities” shall mean any promissory notes, stock certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” shall have the meaning assigned to such term in Section 3.01.

“Pledgor” shall mean Holdings, the Issuers and each Subsidiary Pledgor.

“Rule 3-10” shall have the meaning assigned to such term in Section 3.01.

“Rule 3-16” shall have the meaning assigned to such term in Section 3.01.

“Secured Parties” shall mean (a) the Collateral Agent, (b) each Holder, (c) the beneficiaries of each indemnification obligation undertaken by any Pledgor under any Indenture Document, (d) the Trustee, (e) holders of Other Second-Lien Obligations and their Authorized Representative; provided that such holders and their Authorized Representative comply with Section 6.01 hereof and such Authorized Representative executes an Additional Secured Party Consent, and (f) the successors and permitted assigns of each of the foregoing.

“Security Documents” means this Agreement, any agreement pursuant to which assets are added to the Collateral or otherwise pledged or mortgaged to secure the Obligations and any other instruments or documents entered into and delivered in connection with any of the foregoing, as such agreements, instruments or documents may from time to time be amended, restated, supplemented or otherwise modified from time to time.

“Security Interest” shall have the meaning assigned to such term in Section 4.01.

“Senior Collateral Documents” has the meaning assigned to such term in the Intercreditor Agreement.

“Senior Lender Claims” has the meaning assigned to such term in the Intercreditor Agreement.

“Senior Lender Documents” has the meaning assigned to such term in the Intercreditor Agreement.

“Senior Lenders” has the meaning assigned to such term in the Intercreditor Agreement.

“Subsidiary Pledgor” shall have the meaning assigned to such term in the preliminary statement of this Agreement, and any Subsidiary that becomes a party hereto pursuant to Section 9.16.

“Supporting Obligations” shall mean any “supporting obligation” as such term is defined in the New York UCC, now or hereafter owned by any Pledgor, or in which any Pledgor has any rights, and, in any event, shall include, but shall not be limited to all of such Pledgor’s rights in any Letter-of-Credit Right or secondary obligation that supports the payment or performance of, and all security for, any Account, Chattel Paper, Document, General Intangible, Instrument or Investment Property.

“Tractor Trailer” shall mean any truck, tractor, trailer, tank trailer or other trailer or similar vehicle or trailer.

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any Pledgor any right to use any Trademark now or hereafter owned by any third party (including, without limitation, any such rights that such Pledgor has the right to license).

“Trademarks” shall mean all of the following now owned or hereafter acquired by any Pledgor: (a) all trademarks, service marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof (except for “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of the Lanham Act has been filed, to the extent that, and solely during the period for which, any assignment of an “intent-to-use” application prior to such filing would violate the Lanham Act), and all renewals thereof, including those listed on Schedule III, (b) all goodwill associated therewith or symbolized thereby, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

“Transportation Equipment” means each of the following types of licensed vehicles and Tractor Trailers owned by any Pledgor: (a) vehicles and Tractor Trailers used for the transportation and delivery of goods, and (b) vehicles and Tractor Trailers used for leasing service and (c) vehicles and Tractor Trailers otherwise in connection with a Pledgor’s business, in each case used in the ordinary course of such Pledgor’s business.

“Trustee” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

ARTICLE II

[Intentionally Omitted]

ARTICLE III

Pledge of Securities

Section 3.01. Pledge. As security for the payment in full in cash or performance, as the case may be, in full of its Obligations, each Pledgor hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, a continuing security interest in all of such Pledgor’s right, title and interest in, to and under (a) the Equity Interests directly owned by it (including those listed on Schedule II) and any other Equity Interests obtained in the future by such Pledgor and any certificates representing all such Equity Interests (the “Pledged Stock”); provided that the Pledged Stock shall not include (i) the issued and outstanding voting Equity Interests of any Foreign Subsidiary directly owned by such Pledgor to the extent the pledge of any such Equity Interests would cause more than 65% of the outstanding voting Equity Interests of such Foreign Subsidiary to be pledged hereunder, (ii) to the extent applicable law requires that a subsidiary of such Pledgor issue directors’ qualifying shares or similar shares, such shares or nominee or other similar shares, (iii) any Equity Interests of a Subsidiary to the extent that, as of the date hereof, and for so long as, such a pledge of such Equity Interests would violate applicable law or an enforceable contractual obligation binding on or relating to such Equity Interests, or (iv) any Equity Interests of a person that is not directly or indirectly a Subsidiary, as to which Article IV shall apply; provided, further, that, (x) Equity Interests will constitute Pledged Stock only to the extent that such Equity Interests can secure the Notes without Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act of 1933 (“Rule 3-10” and “Rule 3-16,” respectively) (or any other law, rule or regulation) requiring separate financial statements of such Subsidiary to be filed with the SEC (or any other governmental agency); (y) in the event that either Rule 3-10 or Rule 3-16 requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary due to the fact that such Subsidiary’s Equity Interests constitute Pledged Stock, then such Equity Interests shall automatically be deemed not to be Pledged Stock, but only to the extent necessary to not be subject to such requirement; and (z) in the event that either Rule 3-10 or Rule 3-16 is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Equity Interests to constitute Pledged Stock without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then such Equity Interests shall automatically be deemed to be Pledged Stock; (b)(i) the debt obligations listed opposite the name of such Pledgor on Schedule II, (ii) any debt securities in the future issued to such Pledgor, and (iii) the certificates, promissory notes and any other instruments, if any, evidencing such debt obligations and debt securities (the “Pledged Debt Securities”); (c) subject to Section 3.05 hereof, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the securities referred to in clauses (a) and (b) above; (d) subject to Section 3.05 hereof, all rights and privileges of such Pledgor with respect to the securities and other property referred to in clauses (a), (b) and (c) above; and (e) all proceeds of any of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

Section 3.02. Delivery of the Pledged Collateral. (a) Each Pledgor agrees promptly to deliver or cause to be delivered to the First Lien Agent (or, if the First Lien Termination Date has occurred, the Collateral Agent), for the ratable benefit of the Secured Parties, any and all Pledged Securities (except in the case of promissory notes or other instruments evidencing Indebtedness, only to the extent required to be delivered pursuant to paragraph (b) of this Section 3.02). The limited liability company interests QD LLC (i) shall at all times constitute securities governed by Article 8 of the New York UCC in accordance with organizational documents of QD LLC and (ii) shall be certificated and shall be subject to the requirements of this Section 3.02(a). The limited liability company interests or partnership interests of any Subsidiary shall provide that they may constitute securities governed by Article 8 of the Uniform Commercial Code as in effect in any jurisdiction.

(b) Each Pledgor will cause any Indebtedness for borrowed money having an aggregate principal amount in excess of $1.0 million (other than (i) intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of Holdings, the Issuers and their Subsidiaries or (ii) to the extent that a pledge of such promissory note or instrument would violate applicable law) owed to such Pledgor by any person to be evidenced by a duly executed promissory note that is pledged and delivered to the First Lien Agent (or, if the First Lien Termination Date has occurred, the Collateral Agent), for the ratable benefit of the Secured Parties, pursuant to the terms hereof. Following the First Lien

Termination Date, to the extent any such promissory note is a demand note, each Pledgor party thereto agrees, if requested by the Collateral Agent, to immediately demand payment thereunder upon an Event of Default specified under Section 6.01(a), (b), (d), (e), (f) and (h) of the Indenture unless such demand would not be commercially reasonable or would otherwise expose such Pledgor to liability to the maker.

(c) Upon delivery to the First Lien Agent (or, if the First Lien Termination Date has occurred, the Collateral Agent), (i) any Pledged Securities required to be delivered pursuant to the foregoing paragraphs (a) and (b) of this Section 3.02 shall be accompanied by stock powers or note powers, as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to the First Lien Agent (or, if the First Lien Termination Date has occurred, the Collateral Agent) and by such other instruments and documents as the First Lien Agent (or, if the First Lien Termination Date has occurred, the Collateral Agent) may reasonably request and (ii) all other property composing part of the Pledged Collateral delivered pursuant to the terms of this Agreement shall be accompanied to the extent necessary to perfect the security interest in or allow realization on the Pledged Collateral by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents (including issuer acknowledgments in respect of uncertificated securities) as the First Lien Agent (or, if the First Lien Termination Date has occurred, the Collateral Agent) may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule II (or a supplement to Schedule II, as applicable) and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

Section 3.03. Representations, Warranties and Covenants. The Pledgors, jointly and severally, represent, warrant and covenant to and with the Collateral Agent, for the ratable benefit of the Secured Parties, that:

(a) Schedule II correctly sets forth the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by such Pledged Stock and includes all Equity Interests, debt securities and promissory notes or instruments evidencing Indebtedness required to be delivered pursuant to Section 3.02;

(b) the Pledged Stock and Pledged Debt Securities (solely with respect to Pledged Debt Securities issued by a person that is not a subsidiary of Holdings or an Affiliate of any such subsidiary, to the best of each Pledgor’s knowledge) have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock, are fully paid and nonassessable (other than with respect to Pledged Stock consisting of membership interests of limited liability companies to the extent provided in Sections 18-502 and 18-607 of the Delaware Limited Liability Company Act) and (ii) in the case of Pledged Debt Securities, (solely with respect to Pledged Debt Securities issued by a person that is not a subsidiary of Holdings or an Affiliate of any such subsidiary, to the best of each Pledgor’s knowledge) are legal, valid and binding obligations of the issuers thereof, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing;

(c) except for the security interests granted hereunder and those securing Senior Lender Claims, each Pledgor (i) is and, subject to any transfers made in compliance with the Indenture, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Pledgor, (ii) holds the same free and clear of all Liens, other than (x) Liens securing Senior Lender Claims and (y) nonconsensual Permitted Liens arising by operation of law, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than pursuant to a transaction permitted by the Indenture and other than (x) Liens securing Senior Lender Claims and (y) Permitted Liens which are nonconsensual and arise by operation of law and (iv) subject to the rights of such Pledgor under the Indenture Documents to dispose of Pledged Collateral, will use commercially reasonable efforts (or, in the case of Equity Interests in Subsidiaries, best efforts) to defend its title or interest hereto or therein against any and all Liens (other than (x) Liens securing Senior Lender Claims and (y) nonconsensual Permitted Liens arising by operation of law), however arising, of all persons;

(d) other than as set forth in the Indenture or in the Senior Lender Documents, and except for restrictions and limitations imposed by the Indenture Documents, the Senior Lender Documents or securities laws generally or otherwise permitted to exist pursuant to the terms of the Indenture, the Pledged Stock (other than partnership interests) is and will continue to be freely transferable and assignable, and none of the Pledged Stock is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Stock hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e) each Pledgor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) other than as set forth in the Indenture or in the Senior Lender Documents, no consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g) by virtue of the execution and delivery by the Pledgors of this Agreement, the Foreign Pledge Agreements and the Intercreditor Agreement, when any Pledged Securities (including Pledged Stock of any Domestic Subsidiary, or any foreign stock covered by a Foreign Pledge Agreement) are delivered to the First Lien Agent (or, if the First Lien Termination Date has occurred, the Collateral Agent), for the ratable benefit of the Secured Parties, in accordance with this Agreement and the Intercreditor Agreement and a financing statement covering such Pledged Securities is filed in the appropriate filing office, the Collateral Agent will obtain, for the ratable benefit of the Secured Parties, a legal, valid and perfected lien upon and security interest in such Pledged Securities under the New York UCC as security for the payment and performance of the Obligations (subject only to (x) Liens securing Senior Lender Claims and (y) nonconsensual Permitted Liens arising by operation of law);

(h) each Pledgor that is an issuer of the Pledged Collateral confirms that is has received notice of the security interest granted hereunder;

(i) as of the date hereof, none of the Equity Interests in limited liability companies or partnerships that is pledged by the Pledgors hereunder other than Equity Interests of QD LLC constitutes a security under Section 8-103 of the New York UCC or the corresponding code or statute of any other applicable jurisdiction; and

(j) the Pledgors shall not amend, or permit to be amended, the limited liability company agreement (or operating agreement or similar agreement) or partnership agreement of any subsidiary of any Pledgor (other than QD LLC) whose Equity Interests are, or are required to be, Collateral in a manner to cause such Equity Interests to constitute a security under Section 8-103 of the New York UCC or the corresponding code or statute of any other applicable jurisdiction unless such Pledgor shall have first delivered 10 days written notice to the First Lien Agent (or, if the First Lien Termination Date has occurred, the Collateral Agent) and shall have taken all actions contemplated hereby and as otherwise reasonably required by the First Lien Agent (or, if the First Lien Termination Date has occurred, the Collateral Agent) to maintain the security interest of the First Lien Agent (or, if the First Lien Termination Date has occurred, the Collateral Agent) therein as a valid, perfected, first priority security interest.

Section 3.04. Registration in Nominee Name; Denominations. The First Lien Agent (or, if the First Lien Termination Date has occurred, the Collateral Agent), on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the the First Lien Agent (or, if the First Lien Termination Date has occurred, the Collateral Agent) or, if an Event of Default shall have occurred and be continuing, in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent). Each Pledgor will promptly give to the First Lien Agent (or, if the First Lien Termination Date has occurred, the Collateral Agent) copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. If an Event of Default shall have occurred and be continuing, following the First Lien Termination Date, the First Lien Agent (or, if the First Lien Termination Date has occurred, the Collateral Agent) shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement. Each Pledgor shall use its commercially reasonable efforts to cause any Subsidiary of QD LLC that is not a party to this Agreement to comply with a request by the First Lien Agent (or, if the First Lien Termination Date has occurred, the Collateral Agent), pursuant to this Section 3.04, to exchange certificates representing Pledged Securities of such Subsidiary of QD LLC for certificates of smaller or larger denominations.

Section 3.05. Voting Rights; Dividends and Interest, Etc. (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Pledgors of the Collateral Agent’s intention to exercise its rights hereunder:

(i) Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Indenture and the other Indenture Documents; provided that, except as permitted under the Indenture, such rights and powers shall not be exercised in any manner that could adversely affect the rights inuring to a holder of any Pledged Collateral, the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement, the Indenture or any other Indenture Document or the ability of the Secured Parties to exercise the same.

(ii) The Collateral Agent shall promptly execute and deliver to each Pledgor, or cause to be executed and delivered to such Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above; provided that any failure of the Collateral Agent to so deliver any such instrument shall not in any way impair or affect the Collateral Agent’s rights and remedies hereunder.

(iii) Each Pledgor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Indenture, the other Indenture Documents and applicable laws; provided that (A) any noncash dividends, interest, principal or other distributions, payments or other consideration in respect thereof, including any rights to receive the same to the extent not so distributed or paid, that would constitute Pledged Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities, received in exchange for Pledged Securities or any part thereof, or in redemption thereof, as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise and (B) any non-cash dividends and other distributions paid or payable in respect of any Pledged Securities that would constitute Pledged Securities in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus, shall be and become part of the Pledged Collateral, and, if received by any Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent for the ratable benefit of the Secured Parties and shall be forthwith delivered to the First Lien Agent (or if the First Lien Termination Date has occurred, the Collateral Agent), for the ratable benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the First Lien Agent (or, if the First Lien Termination Date has occurred, the Collateral Agent)).

(b) Upon the occurrence and during the continuance of an Event of Default and following the First Lien Termination Date and after notice by the Collateral Agent to the relevant Pledgors of the Collateral Agent’s intention to exercise its rights hereunder, all rights of any Pledgor to dividends, interest, principal or other distributions that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.05 shall cease, and all such rights shall thereupon become vested, for the ratable benefit of the Secured Parties, in the Collateral Agent which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions; provided, however, that even after the occurrence of an Event of Default (other than an Event of Default under Sections

6.01(e) or (f) of the Indenture), any Pledgor may continue to exercise dividend and distribution rights to the extent permitted under the Indenture. All dividends, interest, principal or other distributions received by any Pledgor contrary to the provisions of this Section 3.05 shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent (or the First Lien Agent, as applicable), for the ratable benefit of the Secured Parties, and, following the First Lien Termination Date, shall be forthwith delivered to the Collateral Agent, for the ratable benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Collateral Agent (or the First Lien Agent, as applicable)). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 6.02 hereof. After all Events of Default have been cured or waived and the Issuers have delivered to the Collateral Agent a certificate to that effect, the Collateral Agent shall promptly repay to each Pledgor (without interest) all dividends, interest, principal or other distributions that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.05 and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default and after the First Lien Termination Date and after notice by the Collateral Agent to relevant Pledgors of the Collateral Agent’s intention to exercise its rights hereunder, all rights of any Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.05, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 3.05, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, for the ratable benefit of the Secured Parties, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the requisite Holders of the Notes, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived and the Issuers have delivered to the Collateral Agent a certificate to that effect, each Pledgor shall have the right to exercise the voting and/or consensual rights and powers that such Pledgor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

(d) Notwithstanding anything to the contrary contained in this Section 3.05, if an Event of Default of the type referred to in Sections 6.01(e) or (f) of the Indenture shall have occurred and be continuing, the Collateral Agent shall not be required to give any notice referred to in this Section 3.05 in order to exercise any of its rights described in said Sections, and the suspension of the rights of each of the Pledgors under said Sections shall be automatic upon the occurrence of such Event of Default.

Section 3.06. Subsequently Acquired Pledged Collateral. If any Pledgor shall acquire (by purchase, stock dividend, distribution or otherwise) any additional Pledged Collateral at any time or from time to time after the date hereof, (i) such Pledged Collateral shall automatically (and without any further action being required to be taken) be subject to the pledge and security interests created pursuant to Section 3.01 (and subject to the terms thereof) and (ii)

such Pledgor will thereafter promptly and, in any event, within 10 Business Days after it obtains such Pledged Collateral, deliver to the Collateral Agent such supplements to Schedule II hereto as may be necessary to cause such Schedule to be complete and accurate at such time.

ARTICLE IV

Security Interests in Other Personal Property

Section 4.01. Security Interest. (a) As security for the payment in cash or performance when due (whether at the stated maturity, by acceleration or otherwise), as the case may be, in full of the Obligations, each Pledgor hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, a continuing security interest (the “Security Interest”) in all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper (including, without limitation, all Tangible Chattel Paper and all Electronic Chattel Paper);

(iii) all cash and Deposit Accounts;

(iv) all computer programs of such Pledgor and all intellectual property rights therein and all other proprietary information of such Pledgor, including but not limited to Domain Names and trade secret rights;

(v) all Intellectual Property;

(vi) all Documents;

(vii) all Equipment;

(viii) all General Intangibles;

(ix) all Goods;

(x) all Instruments;

(xi) all Inventory;

(xii) all Investment Property;

(xiii) all Letter-of-Credit Rights (whether or not the respective letter of credit is evidenced by a writing);

(xiv) all Commercial Tort Claims;

(xv) (1) Securities Accounts, (2) Financial Assets credited to Securities Accounts or Deposit Accounts from time to time, and all Security Entitlements in respect thereof, (3) all cash held in any Securities Account or Deposit Account and (4) all other Money in the possession of the Collateral Agent;

(xvi) all Commodity Accounts;

(xvii) all other personal property not otherwise described above (except for property specifically excluded from any defined term used in any of the foregoing clauses);

(xviii) all books and Records pertaining to the Article 9 Collateral;

(xix) all Software and all Software licensing rights, all writings, plans, specifications and schematics, all engineering drawings, customer lists, goodwill and licenses, and all recorded data of any kind or nature, regardless of the medium of recording;

(xx) all After-Acquired Transportation Equipment; and

(xxi) to the extent not otherwise included, all proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in (a) any assets that are not pledged as security for Senior Lender Claims, (b) any property or assets owned by any Foreign Subsidiaries, (c) any Equity Interests of a Foreign Subsidiary to the extent the pledge of any such Equity Interests would cause more than 65% of the outstanding voting Equity Interests of such Foreign Subsdiary to be pledged hereunder, (d) any Real Property held by the Pledgors as a lessee under a lease or any Real Property owned in fee that does not have an individual fair market value (as determined in good faith by QD LLC) of at least $1.0 million, (e) any Transportation Equipment (other than After-Acquired Transportation Equipment), (f) any assets to the extent that, and for so long as, taking a security interest in such assets would violate any applicable law or regulation or an enforceable contractual obligation binding on the assets that existed at the time of the acquisition thereof and was not created or made binding on the assets in contemplation or in connection with the acquisition of such assets (except in the case of assets (A) owned on the date hereof or (B) acquired after the date hereof with Indebtedness of the type permitted pursuant to Section 4.03(b)(iv) of the Indenture that is secured by a Permitted Lien), (g) any equipment or other asset owned by any Pledgor that is subject to a purchase money lien or a Capitalized Lease Obligation, in each case, as permitted under the Indenture, if the contract or other agreement in which the Lien is granted (or the documentation providing for such Capitalized Lease Obligation) prohibits or requires the consent of any Person other than the Pledgors as a condition to the creation of any other security interest on such Equipment or asset and, in each case, the prohibition or requirement is permitted under the Indenture, (h) any Equity Interests acquired after the date hereof (other than Capital Stock in QD LLC, or in the case of any person which is a Restricted Subsidiary, Capital Stock in such person acquired after such person became a Restricted

Subsidiary) in accordance with the Indenture if, and to the extent that, and for so long as (A) granting a security interest therein would violate applicable law or a contractual obligation binding on such Capital Stock and (B) with respect to contractual obligations, such obligation existed at the time of the acquisition thereof and was not created or made binding on such Capital Stock in contemplation of or in connection with the acquisition of such Restricted Subsidiary, (i) any vehicle, (j) any property excluded from the definition of Pledged Collateral by virtue of the provisos to Section 3.01 hereof, (k) any Letter-of-Credit Rights to the extent any Pledgor is required by applicable law to apply the proceeds of a drawing of such Letter of Credit for a specified purpose or (l) any Pledgor’s right, title or interest in any license, contract or agreement to which such Pledgor is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement, result in a breach of the terms of, or constitute a default under, or result in the abandonment, invalidation or unenforceability of, any license, contract or agreement to which such Pledgor is a party (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable law (including, without limitation, Title 11 of the United States Code) or principles of equity); provided that (x) immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Pledgor shall be deemed to have granted a security interest in, all such rights and interests without any further action on the part of such Pledgor or any Secured Party as if such provision had never been in effect and (y) the right to receive payments of money or other consideration in respect of such license, contract or agreement shall not be excluded from the security interest created hereunder.

(b) Each Pledgor hereby agrees at any time and from time to time to file (and irrevocably authorizes the Collateral Agent to file) at such Pledgor’s expense in any relevant jurisdiction any financing statements (including fixture filings and continuation statements when applicable) with respect to the Article 9 Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates and (iii) a description of collateral that describes such property in any other manner as is necessary or advisable to ensure the perfection of the security interest in the Article 9 Collateral granted under this Agreement, including describing such property as “all assets” or “all property”. Each Pledgor agrees to provide to the Collateral Agent promptly a file stamped copy of each such financing statement or other evidence of filing. The Collateral Agent shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing in connection with any Article 9 Collateral hereunder.

Each Pledgor further agrees to file (and the Collateral Agent is further authorized to file (but shall not be obligated to file absent written direction of the Issuers) at such Pledgor’s expense with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Pledgor, without the signature of any Pledgor, and naming any Pledgor or the Pledgors as debtors and the Collateral Agent as secured party. Notwithstanding anything to the contrary herein, no Pledgor shall be required to take any action under the laws of any jurisdiction other than the United States (or any political subdivision thereof) and its territories and possessions for the purpose of perfecting the Security Interest in any Article 9 Collateral of such Pledgor constituting Patents, Trademarks or Copyrights.

(c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Pledgor with respect to or arising out of the Article 9 Collateral.

(d) Notwithstanding anything to the contrary in this Agreement or the Indenture, none of the Pledgors shall be required to enter into any Control Agreement with respect to any cash or Deposit Account or any Securities Account or Commodities Account (except as otherwise provided in Section 4.04(b)).

Section 4.02. Representations and Warranties. The Pledgors jointly and severally represent and warrant to the Collateral Agent and the other Secured Parties that:

(a) Schedule I hereto sets forth the following information with respect to each Pledgor: (i) its true and correct legal name, (ii) its jurisdiction of formation, (iii) the location of its chief executive office, (iv) the type of entity of such Pledgor, (v) whether it is a registered organization, (vi) its organizational identification number, if any, and (vii) its Federal Taxpayer Identification Number.

(b) Each Pledgor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained and is in full force and effect or has otherwise been disclosed herein or in the Indenture or in any offering memorandum related thereto.

(c) The information set forth in any schedule, annex or other document attached hereto is correct and complete, in all material respects, as of the date hereof. Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral have been prepared for filing in each governmental, municipal or other office specified by Holdings and constitute all the filings, recordings and registrations (except to the extent that filings are required to be made in the United States Patent and Trademark Office and the United States Copyright Office, or any similar office in any other jurisdiction, in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, United States registered Trademarks and United States registered Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision or state thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements or amendments. Each Pledgor represents and warrants that a fully executed Intellectual Property Security Agreement containing a description of all Article 9 Collateral consisting of Intellectual Property with respect to United States Patents (and Patents for which United States applications are pending), United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights (and Copyrights for which United States registration applications are pending) has been delivered to the Collateral Agent and shall be recorded by or on behalf of such Pledgor with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, in respect of all Article 9 Collateral consisting of such Intellectual Property in which a security interest may be perfected by recording with the United States Patent and Trademark Office and the United States Copyright Office, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than the Uniform Commercial Code financings statements referred to above, and other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

(d) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in Section 4.02(c), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of the Intellectual Property Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral other than Liens in respect of Senior Lender Claims and other Permitted Liens.

(e) The Article 9 Collateral is owned by the Pledgors free and clear of any Lien, other than Permitted Liens. None of the Pledgors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens.

(f) None of the Pledgors holds any Commercial Tort Claim individually in excess of $1.0 million as of the date hereof except as indicated on Schedule V.

(g) Except as set forth in Schedule VI, as of the date hereof, all Accounts have been originated by the Pledgors and all Inventory has been produced or acquired by the Pledgors in the ordinary course of business.

(h) As to itself and its Article 9 Collateral consisting of Intellectual Property (the “Intellectual Property Collateral”), to the best of each Pledgor’s knowledge:

(i) The Intellectual Property Collateral set forth on Schedule III includes all of the material Patents, Trademarks, Copyrights and IP Agreements owned by such Pledgor as of the date hereof.

(i) The Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or part (except for office actions issued in the ordinary course by the United States Patent and Trademark Office or any similar office in any foreign jurisdiction), and to the best of such Pledgor’s knowledge, is valid and enforceable, except as would not reasonably be expected to have a Material Adverse Effect. Such Pledgor is not aware of any uses of any item of Intellectual Property Collateral that would be expected to lead to such item becoming invalid or unenforceable, except as would not reasonably be expected to have a Material Adverse Effect.

(ii) Such Pledgor has made or performed all commercially reasonable acts, including without limitation filings, recordings and payment of all required fees and taxes, required to maintain and protect its interest in each and every item of Intellectual Property Collateral in full force and effect in the United States and such Pledgor has used proper statutory notice in connection with its use of each Patent, Trademark and Copyright in the Intellectual Property Collateral, in each case, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(iii) With respect to each IP Agreement, the absence, termination or violation of which would reasonably be expected to have a Material Adverse Effect: (A) such Pledgor has not received any notice of termination or cancellation under such IP Agreement; (B) such Pledgor has not received any notice of a breach or default under such IP Agreement, which breach or default has not been cured or waived; and (C) neither such Pledgor nor any other party to such IP Agreement is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such IP Agreement.

(iv) Except as would not reasonably be expected to have a Material Adverse Effect, no Pledgor or Intellectual Property Collateral is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of any Intellectual Property Collateral or that would impair the validity or enforceability of such Intellectual Property Collateral.

Section 4.03. Covenants. (a) Each Pledgor agrees to provide at least 10 days’ prior written notice to the Collateral Agent of any change (i) in its corporate or organization name, (ii) in its identity or type of organization or corporate structure, (iii) in its Federal Taxpayer Identification Number or organizational identification number or (iv) in its “location” (determined as provided in UCC Section 9-307). Each Pledgor agrees promptly to provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the immediately preceding sentence. Each Pledgor agrees not to effect or permit any change referred to in the first sentence of this paragraph (a) unless all filings have been made, or will have been made within any applicable statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times prior to and following such change to have a valid, legal and perfected security interest in all the Article 9 Collateral prior to any other Lien other than Liens in respect of Senior Lender Claims and other Permitted Liens, for the ratable benefit of the Secured Parties. Each Pledgor agrees promptly to notify the Collateral Agent if any material portion of the Article 9 Collateral owned or held by such Pledgor is damaged or destroyed.

(b) Subject to the rights of such Pledgor under the Indenture Documents to dispose of Collateral, each Pledgor shall, at its own expense, use commercially reasonable efforts to defend title to the Article 9 Collateral against all persons and to defend the Security Interest of the Collateral Agent, for the ratable benefit of the Secured Parties, in the Article 9 Collateral and the priority thereof against any Lien that is not a Permitted Lien.

(c) Each Pledgor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as may from time to time be required to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the granting of the Security Interest and the filing of any financing statements (including fixture filings and continuation statements if applicable) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Article 9 Collateral that is in excess of $1.0 million shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the First Lien Agent (or, if the First Lien Termination Date has occurred, the Collateral Agent), for the ratable benefit of the Secured Parties, duly endorsed in a manner reasonably satisfactory to the First Lien Agent (or, if the First Lien Termination Date has occurred, the Collateral Agent).

Without limiting the generality of the foregoing, each Pledgor hereby agrees that, should it obtain an ownership or other interest in any Intellectual Property after the Closing Date (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such Intellectual Property shall automatically become part of the Collateral subject to the terms and conditions of this Agreement. At the time of any required delivery of information pursuant to Section 4.02(a)(i) or (ii) of the Indenture, each Pledgor shall (i) deliver to the First Lien Agent (or, if the First Lien Termination Date has occurred, the Collateral Agent) such supplements to Schedule III hereto as may be necessary to cause such Schedule to be complete and accurate at such time, (ii) sign and deliver to the First Lien Agent (or, if the First Lien Termination Date has occurred, the Collateral Agent) an appropriate Intellectual Property Security Agreement with respect to all applicable Intellectual Property owned or exclusively licensed by it as of the last day of the applicable fiscal year, to the extent that such Intellectual Property is not covered by any previous Intellectual Property Security Agreement so signed and delivered by it and (iii) take such other action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral, in each case within 30 days after the date of delivery of the relevant information required to be delivered pursuant to Section 4.02(a)(i) or (ii) of the Indenture (or such later date as the First Lien Agent (or, if the First Lien Termination Date has occurred, the Collateral Agent) may determine in its absolute discretion).

(d) After the occurrence of an Event of Default and during the continuance thereof, the First Lien Agent (or, if the First Lien Termination Date has occurred, the Collateral Agent) shall have the right to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification. The First Lien Agent (or, if the First Lien Termination Date has occurred, the Collateral Agent) shall have the right to share any information it gains from such inspection or verification with any Secured Party.

(e) Following the First Lien Termination Date, and subject to the Intercreditor Agreement, at its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and that is not a Permitted Lien, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Pledgor fails to do so as required by the Indenture or this Agreement, and each Pledgor jointly and severally agrees to reimburse the Collateral Agent on demand for any reasonable payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.03(e) shall be interpreted as excusing any Pledgor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Pledgor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Indenture Documents.

(f) Each Pledgor (rather than the Collateral Agent or any Secured Party) shall remain liable for the observance and performance of all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral and each Pledgor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

(g) None of the Pledgors shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral, except as permitted by the Indenture and the other provisions hereof. None of the Pledgors shall make or permit to be made any transfer of the Article 9 Collateral and each Pledgor shall remain at all times in possession of the Article 9 Collateral owned by it, except as permitted by the Indenture, the Intercreditor Agreement and the other provisions hereof.

(h) Without the First Lien Agent’s (or, if the First Lien Termination Date has occurred, the Collateral Agent (acting at the direction of the holders of a majority in aggregate principal amount of the Notes) prior written consent (which consent shall not be unreasonably withheld), grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with prudent business practices or as otherwise permitted under the Indenture (subject to the Intercreditor Agreement).

(i) None of the Pledgors shall re-date any invoice or sale or make sales on extended dating or extend or modify any Account outside the ordinary course of business.

(j) Each Pledgor shall take commercially reasonable steps to settle, contest, or adjust any dispute or claim in excess of $1.0 million at no expense to the Secured Parties. No discount, credit, or allowance shall be granted to any Account Debtor without the First Lien Agent’s (or, if the First Lien Termination Date has occurred, the Collateral Agent’s) prior written consent, except for discounts, credits, and allowances made or given in the ordinary course of business of the Issuers (unless an Event of Default has occurred and is continuing and the Collateral Agent has notified the Issuers that such exception is withdrawn).

(k) If an Account Debtor returns any Inventory to any Pledgor then, unless an Event of Default exists and the First Lien Agent (or, if the First Lien Termination Date has occurred, the Collateral Agent) has given notice to such Pledgor not to do so, such Pledgor shall promptly determine the reason for such return and if such return has a valid reason shall issue a credit memorandum to the Account Debtor in the appropriate amount. All returned Inventory of a Pledgor shall be subject to the Collateral Agent’s Liens thereon.

(l) Each Pledgor shall keep its Inventory (other than returned or obsolete Inventory) in good and marketable condition, except for damaged or defective Goods arising in the ordinary course of its business. Each Pledgor will not, without the prior written consent of the First Lien Agent (or, if the First Lien Termination Date has occurred, the Collateral Agent), acquire or maintain any Inventory in excess of $1.0 million at any time on consignment or approval unless such Inventory is disclosed to the First Lien Agent (or, if the First Lien Termination Date has occurred, the Collateral Agent) and the relevant Pledgor takes appropriate steps to insure that all of such Inventory meets the criteria of Eligible Inventory, including delivery of appropriate subordination agreements, if necessary. The Pledgors will conduct a physical count of their Inventory at least once per each of their respective fiscal years, and during the existence of an Event of Default, at such other times as the Collateral Agent may reasonably request. Without the First Lien Agent’s (or, if the First Lien Termination Date has occurred, the Collateral Agent’s) written consent, the Pledgors will not sell, through a single transaction or a series of related transactions, Inventory on a bill and hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis in excess of $1.0 million.

(m) In connection with all Inventory financed by letters of credit, the Pledgors will, when an Event of Default is continuing, at the First Lien Agent’s (or, if the First Lien Termination Date has occurred, the Collateral Agent’s) request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or other persons receiving or holding cash, checks, inventory, documents or instruments in which the First Lien Agent (or, if the First Lien Termination Date has occurred, the Collateral Agent) holds a security interest to deliver them to the First Lien Agent (or, if the First Lien Termination Date has occurred, the Collateral Agent) and/or subject to the First Lien Agent’s (or, if the First Lien Termination Date has occurred, the Collateral Agent’s) order, and if they shall come into the Issuers’ or their Subsidiaries’ possession, to deliver them, upon request, to the First Lien Agent’s (or, if the First Lien Termination Date has occurred, the Collateral Agent’s) in their original form. The Pledgors shall also, when an Event of Default is continuing, at the First Lien Agent’s (or, if the First Lien Termination Date has occurred, the Collateral Agent’s) request, designate the First Lien Agent or the Collateral Agent, as applicable, as the consignee on all bills of lading and other negotiable and non-negotiable documents.

(n) Each Pledgor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Pledgor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default and after the First Lien Termination Date, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Pledgor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. Following the First Lien Termination Date, in the event that any Pledgor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or under the Indenture or to pay any premium in whole or part relating thereto, the Collateral Agent may (but shall in no event be required to), without waiving or releasing any obligation or liability of the Pledgors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent reasonably deems advisable. All sums disbursed by the Collateral Agent in connection with this Section 4.03(n), including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Pledgors to the Collateral Agent and shall be additional Obligations secured hereby.

Section 4.04. Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, for the ratable benefit of the Secured Parties, the Collateral Agent’s security interest in the Article 9 Collateral, each Pledgor agrees, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments and Tangible Chattel Paper. If any Pledgor shall at any time hold or acquire any Instruments (other than checks received and processed in the ordinary course of business) or Tangible Chattel Paper evidencing an amount in excess of $1.0 million, such Pledgor shall forthwith endorse, assign and deliver the same to the First Lien Agent (or if the First Lien Termination Date has occurred, the Collateral Agent), accompanied by instruments of transfer or assignment duly executed in blank.

(b) Investment Property. Except to the extent otherwise provided in Article III, if any Pledgor shall at any time hold or acquire any Certificated Security, such Pledgor shall forthwith endorse, assign and deliver the same to the First Lien Agent (or if the First Lien Termination Date has occurred, the Collateral Agent), accompanied by instruments of transfer or assignment duly executed in blank. If any security of a domestic issuer now owned or hereafter acquired by any Pledgor is uncertificated and is issued to such Pledgor or its nominee directly by the issuer thereof, such Pledgor shall promptly notify the First Lien Agent and the Collateral Agent in writing of such uncertificated securities and (i) upon the First Lien Agent’s (or if the First Lien Termination Date has occurred, the Collateral Agent’s) reasonable request or (ii) upon the occurrence and during the continuance of an Event of Default, such Pledgor shall, pursuant to an agreement in form and substance reasonably satisfactory to the First Lien Agent (or if the First Lien Termination Date has occurred, the Collateral Agent), either (x) cause the issuer to agree to comply with instructions from the First Lien Agent (or if the First Lien Termination Date has occurred, the Collateral Agent) as to such security, without further consent of any Pledgor or such nominee, or (y) cause the issuer to register the First Lien Agent (or if the First Lien Termination Date has occurred, the Collateral Agent) as the registered owner of such security. If any security or other Investment Property, whether certificated or uncertificated, representing an Equity Interest in a third party and having a fair market value in excess of $1.0 million now or hereafter acquired by any Pledgor is held by such Pledgor or its nominee through a securities intermediary or commodity intermediary, such Pledgor shall promptly notify the Collateral Agent thereof and, at the Collateral Agent’s request and option, pursuant to a Control Agreement in form and substance reasonably satisfactory to the First Lien Agent (or if the First Lien Termination Date has occurred, the Collateral Agent), either (A) cause such securities intermediary or commodity intermediary, as applicable, to agree, in the case of a securities intermediary, to comply with entitlement orders or other instructions from the First Lien Agent (or if the First Lien Termination Date has occurred, the Collateral Agent) to such securities intermediary as to such securities or other Investment Property or, in the case of a commodity intermediary, to apply any value distributed on account of any commodity contract as directed by the First Lien Agent (or if the First Lien Termination Date has occurred, the Collateral Agent) to such commodity intermediary, in each case without further consent of any Pledgor or such nominee, or (B) in the case of financial assets or other Investment Property held through a securities intermediary, arrange for the First Lien Agent (or if the First Lien Termination Date has occurred, the Collateral Agent) to become the entitlement holder with respect to such Investment Property, for the ratable benefit of the Secured Parties, with such Pledgor being permitted, only with the consent of the First Lien Agent (or if the First Lien Termination Date has occurred, the Collateral Agent), to exercise rights to withdraw or otherwise deal with such Investment Property. The Collateral Agent agrees with each of the Pledgors that the Collateral Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Pledgor, unless the First Lien Termination Date has occurred and an Event of Default has occurred and is continuing or, after giving effect to any such withdrawal or dealing rights, would occur. The provisions of this paragraph (b) shall not apply to any financial assets credited to a Securities Account for which the First Lien Agent (or if the First Lien Termination Date has occurred, the Collateral Agent) is the securities intermediary.

(c) Commercial Tort Claims. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $1.0 million, such Pledgor shall promptly notify the Collateral Agent thereof in a writing signed by such Pledgor, including a summary description of such claim, and grant to the Collateral Agent in writing a security interest therein and in the proceeds thereof, all under the terms and provisions of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

Section 4.05. Covenants Regarding Patent, Trademark and Copyright Collateral. Except as permitted by the Indenture or the Senior Lender Documents:

(a) Each Pledgor agrees that it will not knowingly do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act) whereby any Patent that is material to the normal conduct of such Pledgor’s business may become prematurely invalidated, abandoned, lapsed or dedicated to the public, and agrees that it shall take commercially reasonable steps with respect to any material products covered by any such Patent as necessary and sufficient to establish and preserve its rights under applicable patent laws.

(b) Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each material Trademark necessary to the normal conduct of such Pledgor’s business, (i) maintain such Trademark in full force free from any adjudication of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of federal or foreign registration or claim of trademark or service mark as required under applicable law and (iv) not knowingly use or knowingly permit its licensees’ use of such Trademark in violation of any third-party rights.

(c) Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees and its sublicensees to, for each work covered by a material Copyright necessary to the normal conduct of such Pledgor’s business that it publishes, displays and distributes, use a copyright notice as necessary and sufficient to establish and preserve its rights under applicable copyright laws.

(d) Each Pledgor shall notify the First Lien Agent and the Collateral Agent promptly if it knows that any Patent, Trademark or Copyright material to the normal conduct of such Pledgor’s business may imminently become abandoned, lapsed or dedicated to the public, or of any materially adverse determination or development, (excluding office actions and similar determinations or developments) in the United States Patent and Trademark Office, United States Copyright Office, any court or any similar office of any country, regarding such Pledgor’s ownership of any such material Patent, Trademark or Copyright or its right to register or to maintain the same.

(e) Each Pledgor, either itself or through any agent, employee, licensee or designee, shall (i) inform the Collateral Agent on an annual basis of each application by itself, or through any agent, employee, licensee or designee, for any Patent with the United States Patent and Trademark Office and each registration of any Trademark or Copyright with the

United States Patent and Trademark Office, the United States Copyright Office or any comparable office or agency in any other country filed during the preceding twelve-month period, and (ii) shall execute and deliver any and all agreements, instruments, documents and papers as may be reasonably required to evidence the Collateral Agent’s security interest in such Patent, Trademark or Copyright.

(f) Each Pledgor shall exercise its reasonable business judgment consistent with the practice in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any comparable office or agency in any other country with respect to maintaining and pursuing each application relating to any Patent, Trademark and/or Copyright (and obtaining the relevant grant or registration) material to the normal conduct of such Pledgor’s business and to maintain (i) each issued Patent and (ii) the registrations of each Trademark and each Copyright that is material to the normal conduct of such Pledgor’s business, including, when applicable and necessary in such Pledgor’s reasonable business judgment, timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if any Pledgor believes necessary in its reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(g) In the event that any Pledgor knows or has reason to know that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the normal conduct of its business has been or is about to be materially infringed, misappropriated or diluted by a third party, such Pledgor shall promptly notify the the Collateral Agent and shall, if such Pledgor deems it necessary in its reasonable business judgment, promptly sue and recover any and all damages, and take such other actions as are reasonably appropriate under the circumstances.

ARTICLE V

Representations, Warranties and Covenants with respect to Transportation Equipment

The Pledgors jointly and severally represent, warrant and covenant to the Collateral Agent and the Secured Parties as follows:

Section 5.01. Representations and Warranties. Each Pledgor is the true, lawful, sole and exclusive owner of or otherwise has the right to use the After-Acquired Transportation Equipment of such Pledgor. Upon (i) completion of the actions contemplated by Sections 5.02 below (which actions have been taken, if this representation and warranty is being made after the date by which such actions are required to have been taken pursuant to Section 5.02) and (ii) if required for perfection under the law of the relevant jurisdiction, receipt by the First Lien Agent (or if the First Lien Termination Date has occurred, the Collateral Agent) of official notification from the applicable Governmental Authority of the perfection of the Security Interest in Transportation Equipment contemplated hereby, all filings, registrations, recordings and other actions shall have been taken such that After-Acquired Transportation Equipment constituting Collateral of the Pledgors shall be subject to the duly perfected Security Interest of the Collateral Agent for the benefit of the Secured Parties. Such Security Interest shall be prior to any other Lien other than Liens in respect of Senior Lender Claims and other Permitted Liens.

Section 5.02. Perfection of Security Interests in Transportation Equipment Represented by a Certificate of Title.

(a) To the fullest extent permitted under applicable law, with respect to all After-Acquired Transportation Equipment constituting Collateral from time to time hereafter owned by any Pledgor and represented by a certificate of title, within 90 days (or such longer period as the First Lien Agent (or if the First Lien Termination Date has occurred, the Collateral Agent) shall determine in its sole and absolute discretion) of the date of acquisition of such After-Acquired Transportation Equipment, each Pledgor shall (i) cause to be delivered to the applicable Governmental Authority a duly completed application, pay any applicable fees and take any other actions within its control necessary in order to cause the certificate of title for such After-Acquired Transportation Equipment at all times to be registered with the applicable Governmental Authority showing “The Bank of New York Mellon Trust Company, N.A., as collateral agent” as lienholder (and the Collateral Agent in such capacity and the First Lien Agent shall be the only lienholders so registered ), (ii) if necessary to perfect in any jurisdiction, cause the Liens of the Collateral Agent to be identified on a notice of lien or other filing made in the appropriate filing office in the applicable jurisdiction and pay all applicable fees in connection therewith, (iii) provide the First Lien Agent (or if the First Lien Termination Date has occurred, the Collateral Agent) evidence reasonably satisfactory to it of the taking of the actions referred to in preceding clauses (i) and (ii), and (iv) deliver the certificates of title for such After-Acquired Transportation Equipment to the First Lien Agent (or if the First Lien Termination Date has occurred, the Collateral Agent) (or its sub-agent). Promptly following the receipt by any Pledgor of any document evidencing official notification from the applicable Governmental Authority of the perfection of the Security Interest in any After-Acquired Transportation Equipment (and in any event within five Business Days thereof), such Pledgor shall deliver such notification to the First Lien Agent (or if the First Lien Termination Date has occurred, the Collateral Agent) (or its sub-agent).

(b) Each Pledgor agrees to execute all documentation reasonably required to cause the registrations and filings with the applicable Governmental Authority referred to in paragraphs (a) and (b) of this Section 5.02 to be accomplished within the periods specified therein. Each Pledgor hereby grants to the First Lien Agent (or if the First Lien Termination Date has occurred, the Collateral Agent (or its sub-agent)) an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document or instrument, and to make such filings, recordings and registrations, as may be required by the relevant Governmental Authority in order to effect an absolute assignment of all right, title and interest in any After-Acquired Transportation Equipment. Promptly following the acquisition by any Pledgor of any After-Acquired Transportation Equipment (and in any event within ten Business Days of such acquisition), such Pledgor shall deliver to the Collateral Agent such supplements to Schedule VII hereto as may be necessary to cause such Schedule to be complete and accurate at such time.

(c) On delivery by any Pledgor of a certificate signed by an Officer of the Issuers (upon which the Collateral Agent may conclusively rely), stating that the termination of the Security Interest in, and the release of the Liens on, any specified After-Acquired Transportation Equipment is permitted by the Indenture, the Collateral Agent shall execute and deliver, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release (including, without limitation, UCC termination statements) and will duly assign and transfer to such Pledgor any of the After-Acquired Transportation Equipment that may be in the possession of the Collateral Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement.

Section 5.03. Maintenance of Registration. Each Pledgor shall, at its own expense and in accordance with reasonable business practices, process all documents required by the relevant Governmental Authority to maintain vehicle registrations for all of its owned Transportation Equipment in all material respects.

Section 5.04. Remedies. If an Event of Default shall occur and be continuing, the First Lien Agent (or if the First Lien Termination Date has occurred, the Collateral Agent) may, by written notice to the relevant Pledgor, take any or all of the following actions: (i) declare the entire right, title and interest of such Pledgor in and to any After-Acquired Transportation Equipment constituting Collateral, vested in the First Lien Agent (or if the First Lien Termination Date has occurred, the Collateral Agent) for the benefit of the Secured Parties, in which event such rights, title and interest shall immediately vest, in the First Lien Agent (or if the First Lien Termination Date has occurred, the Collateral Agent) for the benefit of the Secured Parties, and the First Lien Agent (or if the First Lien Termination Date has occurred, the Collateral Agent) shall be entitled to exercise the power of attorney referred to in Section 5.02(b) to execute, cause to be acknowledged and notarized and to record said absolute assignment with the applicable Governmental Authority and (ii) subject to Section 6 hereof, take and use or sell the After-Acquired Transportation Equipment.

Section 5.05. Further Assurances. Each Pledgor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the First Lien Agent (or if the First Lien Termination Date has occurred, the Collateral Agent) from time to time such lists, descriptions and designations of its owned Transportation Equipment, documents of title, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments, and take such further steps relating to such After-Acquired Transportation Equipment constituting Collateral and other property or rights covered by the security interest hereby granted, which the First Lien Agent (or if the First Lien Termination Date has occurred, the Collateral Agent) deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in such After-Acquired Transportation Equipment.

ARTICLE VI

Remedies

Section 6.01. Remedies Upon Default. Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, each Pledgor agrees to deliver each item of Collateral to the First Lien Agent (or, if the First Lien Termination Date has occurred), the Collateral Agent on demand, and it is agreed that the Collateral Agent, in addition to any rights now or hereafter existing under applicable law and under the other provisions of this Agreement, shall have all rights as a secured creditor under the Uniform Commercial Code, and such other rights and remedies to which a secured creditor is entitled under the laws in effect in all relevant jurisdictions, and shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Pledgors to the Collateral Agent or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or a nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers thereunder cannot be obtained with the use of commercially reasonable efforts, which each Pledgor hereby agrees to use), (b) with or without legal process (personally, or by agents or attorneys) and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to the applicable Pledgor, to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the applicable Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Pledgor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law and in accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof. Upon consummation of any such sale of Collateral pursuant to this Section 6.01, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall, except in the case of Collateral that is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, give the applicable Pledgors 10 Business Days’ written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or the portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of any sale of all or any part of the Collateral made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with provisions above. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 6.01, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Pledgor (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Pledgor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property in accordance with Section 6.02 hereof without further accountability to any Pledgor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Pledgor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 6.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

Section 6.02. Application of Proceeds. Subject to the terms of the Intercreditor Agreement, the Collateral Agent shall promptly apply the proceeds, moneys or balances of any collection or sale of Collateral, as well as any Collateral consisting of cash, as follows:

FIRST, to the payment of all reasonable costs and expenses and indemnification amounts incurred by the Collateral Agent or the Trustee in connection with such collection or sale or otherwise in connection with this Agreement, any other Indenture Document or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent or the Trustee hereunder or under any other Indenture Document on behalf of any Pledgor and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Indenture Document;

SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the respective amounts of the Obligations owed to them on the date of any such distribution); and

THIRD, to the Pledgors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

Section 6.03. Securities Act, Etc. In view of the position of the Pledgors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar federal statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, in accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 6.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

Section 6.04. Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given to the Collateral Agent under this Agreement, the other Security Documents or now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence thereof. No notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including reasonable attorneys’ fees and expenses, and the amounts thereof shall be included in such judgment.

Section 6.05. Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the relevant Pledgor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

ARTICLE VII

Other Second-Lien Obligations

Section 7.01. Other Second-Lien Obligations. On or after the date hereof and so long as permitted by the Indenture, the Issuers may from time to time designate Other Second-Lien Obligations permitted by the Indenture to be secured by a Lien on the Collateral as Obligations hereunder by delivering to the Collateral Agent (a) a certificate signed by an Officer of the Issuers (i) identifying the Other Second-Lien Obligations so designated and the aggregate principal amount or face amount thereof, stating that such Other Second-Lien Obligations are designated as Obligations for purposes hereof, (ii) representing that such designation of such obligations as Obligations complies with the terms of each of the Indenture Documents and Additional Secured Debt Documents and (iii) specifying the name and address of the Authorized Representative for the holders of such Other Second-Lien Obligations, (b) a fully executed Additional Secured Party Consent (in the form attached as Exhibit II hereto); and (c) an opinion of counsel to the effect that the designation of such obligations as Other Second-Lien Obligations is in compliance with the terms of the Indenture and the Notes. The Collateral Agent agrees that upon the satisfaction of all conditions set forth in the preceding sentence, the Collateral Agent shall act as agent under and subject to the terms of this Agreement for the benefit of all Secured Parties, including without limitation, any secured parties that hold any such Other Second-Lien Obligations, and the Authorized Representative for the holders of such Other Second-Lien Obligations agrees to the appointment, and acceptance of the appointment, of the Collateral Agent as agent for the holders of such Other Second-Lien Obligations as set forth in each Additional Secured Party Consent and agrees, on behalf of itself and each Secured Party it represents, to be bound by this Agreement.

ARTICLE VIII

[Intentionally Omitted]

ARTICLE IX

Miscellaneous

Section 9.01. Notices. All communications and notices hereunder shall (except as otherwise permitted herein) be in writing and given as provided in Section 13.02 of the Indenture. All communications and notices hereunder to any Subsidiary Pledgor shall be given to it in care of QD LLC, with such notice to be given as provided in Section 13.02 of the Indenture.

Section 9.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest in the Article 9 Collateral, the security interest in the Pledged Collateral and all obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture, any other Indenture Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, any other Indenture Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Obligations or this Agreement (other than a defense of payment or performance).

Section 9.03. Limitation By Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

Section 9.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such party, the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such party, the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, except that no party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Indenture. This Agreement shall be construed as a separate agreement with respect to each party and may be amended, modified, supplemented, waived or released with respect to any party without the approval of any other party and without affecting the obligations of any other party hereunder.

Section 9.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Pledgor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns; provided that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent. The Collateral Agent hereunder shall at all times be the same person that is the Trustee under the Indenture. Written notice of resignation by the Trustee, pursuant to the Indenture shall also constitute notice of resignation as the Collateral Agent under this Agreement. Upon the acceptance of any appointment as the Trustee under the Indenture by a successor Trustee that successor Trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent pursuant hereto.

Section 9.06. Collateral Agent’s Fees and Expenses; Indemnification. (a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in the Indenture.

(a) Without limitation of its indemnification obligations under the other Indenture Documents, each Pledgor jointly and severally agrees to indemnify the Collateral Agent, the Trustee and each Affiliate of the foregoing Persons (each such Person being an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, (i) the execution, delivery or performance of this Agreement or any other Indenture Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the transactions contemplated hereby, (ii) the use of proceeds of the Notes or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(b) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 9.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Indenture Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Indenture Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 9.06 shall be payable on written demand therefor.

Section 9.07. Collateral Agent Appointed Attorney-in-Fact; Duty of Collateral Agent. (a) Each Pledgor hereby appoints the Collateral Agent the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. The Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default and following the First Lien Termination Date, with full power of substitution either in the Collateral Agent’s name or in the name of such Pledgor, (a) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral, (d) to sign the name of any Pledgor on any invoice or bill of lading relating to any of the Collateral, (e) to send verifications of Accounts to any Account Debtor, (f) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (g) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral, (h) to notify, or to require any Pledgor to notify, Account Debtors to make payment directly to the Collateral Agent, and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.

(b) The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, nor any other Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Pledgor or any other person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Pledgor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from their own gross negligence or willful misconduct.

(c) The Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral.

(d) The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any of any action or omission to act on its part hereunder, except to the extent such action or omission is found by a nonappealable decision of a court of competent jurisdiction to have resulted primarily from gross negligence or willful misconduct on the part of the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Grantors to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

(e) The Collateral Agent shall have no duty to act outside of the United States in respect of any Collateral located in a jurisdiction other than the United States.

(f) Whenever the consent of the Collateral Agent is required or contemplated to be given pursuant to any provision of this Agreement, the Collateral Agent shall not be required to provide such consent unless it shall have been directed to do so in writing by the Holders of a majority in aggregate principal amount of the Notes outstanding under the Indenture.

(g) The rights, privileges, protections, immunities and benefits given to the Trustee under the Indenture, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Collateral Agent hereunder, and by each agent, custodian and other Person employed to act hereunder.

Section 9.08. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 9.09. Waivers; Amendment. (a) No failure or delay by the Collateral Agent in exercising any right, power or remedy hereunder or under any other Indenture Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Collateral Agent hereunder and under the other Indenture Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Holder therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Pledgor or Pledgors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9 of the Indenture.

(c) For the purpose of Section 9.09(b) above, the Collateral Agent shall be entitled to conclusively rely upon (i) written confirmation from the agent managing the solicitation of consents and a certificate signed by an Officer of the Issuers, provided by the Trustee, as to the receipt of valid consents from the Holders of at least a majority in aggregate principal amount of all outstanding Notes to amend this Agreement (or two-thirds in aggregate principal amount of all outstanding Notes if required by Section 9.02 of the Indenture), and (ii) any document believed by it to be genuine and to have been signed or presented by the proper person and the Collateral Agent need not investigate any fact or matter stated in the document. At any time that the Issuers desire that this Agreement be amended as provided in Section 9.09(b) above, the Issuers shall deliver to the Collateral Agent a certificate signed by an Officer of the Issuers stating that the amendment of this Agreement is permitted pursuant to Section 9.09(b) above. If requested by the Collateral Agent (although the Collateral Agent shall have no obligation to make any such request), the Issuers shall furnish appropriate legal opinions (from counsel reasonably acceptable to the Collateral Agent) to the effect set forth in the immediately preceding sentence. Such officers’ certificate and legal opinion will contain the statements required by Section 9.06 of the Indenture. If requested by the Collateral Agent (although the Collateral Agent shall have no obligation to make any such request), the Issuers shall furnish to the Collateral Agent copies of officers’ certificates and legal opinions delivered to the Trustee in connection with any amendment to the Indenture affecting the operation of this Section 9.09. The Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificates or opinions.

Section 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INDENTURE DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

Section 9.11. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Indenture Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.04 hereof. Delivery of an executed counterpart to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed original.

Section 9.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 9.14. Jurisdiction; Consent to Service of Process. (a) Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Indenture Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any Holder may otherwise have to bring any action or proceeding relating to this Agreement or any other Indenture Document against any Pledgor, or its properties, in the courts of any jurisdiction.

(b) Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Indenture Document in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 9.15. Termination or Release. (a) This Agreement, the pledges made herein, the Security Interest and all other security interests granted hereby shall terminate when (i) all the Obligations (other than contingent indemnity or expense reimbursement obligations in respect of which no claim has been made) have been paid in full in cash or immediately available funds; provided that, upon payment in full of the Notes Obligations, the Collateral Agent may assume that no Obligations are outstanding unless otherwise advised in writing by the Issuers;

and (ii) this Agreement, the pledges made herein, the Security Interest and all other security interests granted hereby, and all other Security Documents securing the Obligations, shall automatically terminate as of the date when the Holders of at least two thirds in aggregate principal amount of all Notes issued and outstanding under the Indenture consent to the termination of this Agreement, such termination to include, without limitation, the termination of the pledge of the Pledged Collateral and the Security Interest.

(b) A Subsidiary Pledgor shall automatically be released from its obligations hereunder and the security interests in the Collateral of such Subsidiary Pledgor shall be automatically released upon the consummation of any transaction permitted by the Indenture as a result of which such Subsidiary Pledgor ceases to be a Subsidiary of QD LLC or otherwise ceases to be a Pledgor.

(c) Upon any sale or other transfer by any Pledgor of any Collateral that is permitted under the Indenture to any person that is not a Pledgor, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to the Indenture, the security interest in such Collateral shall be automatically released. If any of the Collateral shall become subject to the release provisions set forth in the Intercreditor Agreement, such Collateral shall be automatically released from the security interest in such Collateral to the extent provided therein.

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 9.15 or Section 11.08 of the Indenture, the Collateral Agent shall execute and deliver to any Pledgor, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release (including, without limitation, UCC termination statements) and will duly assign and transfer to such Pledgor such of the Pledged Collateral that may be in the possession of the Collateral Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement. Any execution and delivery of documents pursuant to this Section 9.15 shall be without recourse to or warranty by the Collateral Agent.

Section 9.16. Additional Subsidiaries. If, pursuant to the Indenture, the Issuer is required to cause any Subsidiary that is not a Pledgor to become a Pledgor, upon execution and delivery by the Collateral Agent and such Subsidiary of an instrument in the form of Exhibit I hereto, such Subsidiary shall become a Subsidiary Pledgor hereunder with the same force and effect as if originally named as a Subsidiary Pledgor herein. The execution and delivery of any such instrument shall not require the consent of any other party to this Agreement. The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new party to this Agreement.

Section 9.17. Subject to Intercreditor Agreement. Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Collateral Agent pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted (x) to General Electric Capital Corporation, as fixed asset revolving facility collateral agent (and its permitted successors), for the benefit of the secured parties referred to below pursuant to the Collateral Agreement, dated as of December 18, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time), from the “Pledgors” referred to therein, in favor of General Electric Capital Corporation, as collateral agent for the secured parties referred to therein, and (y) to General Electric Capital Corporation, as current asset revolving facility collateral agent (and its permitted successors), for the benefit of the secured parties referred to below pursuant to the Collateral Agreement, dated as of December 18, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time), from the “Pledgors” referred to therein, in favor of General Electric Capital Corporation, as collateral agent for the secured parties referred to therein, and (ii) the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement (except with respect to terms relating to the Collateral Agent’s rights, privileges, protections, immunities and benefits), the terms of the Intercreditor Agreement shall govern.

Section 9.18. Senior Collateral Documents. The Collateral Agent acknowledges and agrees, on behalf of itself and any Secured Party, that any provision of this Agreement to the contrary notwithstanding, until the First Lien Termination Date, the Pledgors shall not be required to act or refrain from acting pursuant to the Security Documents or with respect to any Collateral on which the First Lien Agent has a Lien superior in priority to the Collateral Agent’s Lien thereon in any manner that would result in a default under the terms and provisions of the Senior Lender Documents.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

QUALITY DISTRIBUTION, INC.

QUALITY DISTRIBUTION, LLC

AMERICAN TRANSINSURANCE GROUP, INC.

CHEMICAL LEAMAN CORPORATION

ENVIROPOWER, INC.

MEXICO INVESTMENTS, INC.

M T L OF NEVADA

POWER PURCHASING, INC.

QD CAPITAL CORPORATION

QD RISK SERVICES, INC.

QUALITY CARRIERS, INC.

QUALA SYSTEMS, INC.

By:	/s/ Gary R. Enzor
Name: Gary R. Enzor
Title: Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

BOASSO AMERICA CORPORATION

By:	/s/ Gary R. Enzor
Name: Gary R. Enzor
Title: Chief Executive Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent

By:	/s/ Craig A. Kaye
Name: Craig A. Kaye
Title: Vice President

EXHIBIT I

to Collateral Agreement

SUPPLEMENT NO.          dated as of                      (this “Supplement”), to the Collateral Agreement dated as of November 3, 2010 (the “Collateral Agreement”), among QUALITY DISTRIBUTION, INC., a Florida corporation (“Holdings”), QUALITY DISTRIBUTION, LLC, a Delaware limited liability company (“QD LLC”) and QD CAPITAL CORPORATION, a Delaware Corporation (together with QD LLC, the “Issuers”), each Subsidiary of QD LLC identified on Schedule I or otherwise identified herein as a party (each, a “Subsidiary Pledgor” and collectively, the “Subsidiary Pledgors”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as collateral agent for the Secured Parties (as defined below) (in such capacity, the “Collateral Agent”).

A. Reference is made to the indenture dated as of the date hereof (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Indenture”), among the Issuers, Holdings, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture and the Collateral Agreement.

C. The Pledgors have entered into the Collateral Agreement in order to induce to induce the Trustee to enter into the Indenture, and to induce the Holders of the Notes to purchase the Notes. Section 9.16 of the Collateral Agreement provides that additional Subsidiaries may become Subsidiary Pledgors under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Indenture to become a Subsidiary Pledgor under the Collateral Agreement as consideration for the entry by the Trustee into the Indenture and the purchase of the Notes by the Holders.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 9.16 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Subsidiary Pledgor under the Current Collateral Agreement with the same force and effect as if originally named therein as a Subsidiary Pledgor, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Subsidiary Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct, in all material respects, on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations (as defined in the Collateral Agreement), does hereby create and grant to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in and Lien on all the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Collateral Agreement) of the New Subsidiary. Each reference to a “Subsidiary Pledgor” or “Pledgor” in the Collateral Agreement shall be deemed to include the New Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.

Exhibit II

SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

SECTION 3. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. This Supplement shall become effective when (a) the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and (b) the Collateral Agent has executed a counterpart hereof.

SECTION 4. Schedules I, II, III, IV, V and VI and to the Collateral Agreement are hereby amended by supplementing such Schedules with the information for the New Subsidiary contained in Annexes A, B, C, D, E and F attached hereto.

SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Collateral Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent for reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Collateral Agent.

SECTION 10. The recitals contained herein shall be taken as the statements of the New Subsidiary, and the Collateral Agent assumes no responsibility for their correctness. The Collateral Agent makes no representations as to the validity or sufficiency of this Supplement.

Exhibit II

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[Name of New Subsidiary]

By:
Name:
Title:

Exhibit II

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Collateral Agent

By:
Name:
Title:

ANNEX A

to Supplement No.          to the

Guarantee and

Collateral Agreement

LEGAL NAME; JURISDICTION OF FORMATION; CHIEF EXECUTIVE OFFICE; TYPE OF

ORGANIZATION; WHETHER A

REGISTERED ORGANIZATION; ORGANIZATIONAL IDENTIFICATION NUMBER, IF ANY;

FEDERAL TAXPAYER IDENTIFICATION NUMBER

Exact Legal Name	Jurisdiction of Formation	Location of Chief Executive Office	Type of Organization	Registered Organization?	Organization Identification Number (or, if none, so indicate)	Federal Taxpayer Identification Number

ANNEX B

to Supplement No.          to the

Guarantee and

Collateral Agreement

PLEDGED SECURITIES OF THE NEW SUBSIDIARY

Equity Interests

Issuer	Number of Issuer Certificate	Number and Class of Registered Owner	Percentage of Equity Interest	Equity Interests

Debt Securities

Issuer	Principal Amount	Date of Note	Maturity Date

ANNEX C

to Supplement No.          to the

Guarantee and

Collateral Agreement

PATENTS, TRADEMARKS AND COPYRIGHTS

ANNEX D

to Supplement No.          to the

Guarantee and

Collateral Agreement

FILING JURISDICTIONS

ANNEX E

to Supplement No.          to the

Guarantee and

Collateral Agreement

COMMERCIAL TORT CLAIMS

ANNEX F

to Supplement No.          to the

Guarantee and

Collateral Agreement

MATTERS RELATING TO ACCOUNTS AND INVENTORY

Exhibit II

to Collateral Agreement

Form of Additional Secured Party Consent

[Name of Additional Secured Creditor]

[Address of Additional Secured Creditor]

[Date]

The undersigned is the agent or trustee (the “Authorized Representative”) for persons wishing to become “Secured Parties” (the “New Secured Parties”) under the Collateral Agreement dated as of November 3, 2010 (as heretofore amended and/or supplemented, the “Collateral Agreement” (capitalized terms used without definition herein have the meanings assigned to such term by the Collateral Agreement)) among QUALITY DISTRIBUTION, INC., a Florida corporation (“Holdings”), QUALITY DISTRIBUTION, LLC, a Delaware limited liability company (“QD LLC”) and QD CAPITAL CORPORATION, a Delaware Corporation (together with QD LLC, the “Issuers”), each subsidiary of QD LLC identified therein as a party (each, a “Subsidiary Pledgor”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein).

In consideration of the foregoing, the undersigned hereby:

(i) represents that the Authorized Representative has been authorized by the New Secured Parties to become a party to the Collateral Agreement on behalf of the New Secured Parties under that [DESCRIBE OPERATIVE AGREEMENT] (the “New Secured Obligation”) and to act as the Authorized Representative for the New Secured Parties;

(ii) acknowledges that the New Secured Parties has received a copy of the Collateral Agreement;

(iii) appoints and authorizes the Collateral Agent to take such action as agent on its behalf and on behalf of all other Secured Parties and to exercise such powers under the Collateral Agreement as are delegated to the Collateral Agent by the terms thereof, together with all such powers as are reasonably incidental thereto; and

(iv) accepts and acknowledges the terms of the Collateral Agreement applicable to it and the New Secured Parties and agrees to serve as Authorized Representative for the New Secured Parties with respect to the New Secured Obligations

Exhibit II

and agrees on its own behalf and on behalf of the New Secured Parties to be bound by the terms hereof applicable to holders of Other Second-Lien Obligations, with all the rights and obligations of a Secured Party thereunder and bound by all the provisions thereof as fully as if it had been a Secured Party on the effective date of the Collateral Agreement.

The Collateral Agent, by acknowledging and agreeing to this Additional Secured Party Consent, accepts the appointment set forth in clause (iii) above.

The name and address of the Authorized Representative for purposes of Section 7.01 of the Collateral Agreement are as follows:

[name and address of Authorized Representative]

THIS ADDITIONAL SECURED PARTY CONSENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Additional Secured Party Consent to be duly executed by its authorized officer as of the          day of 20    .

[NAME OF AUTHORIZED REPRESENTATIVE]

By:
Name:
Title:

ACKNOWLEDGED AND AGREED THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS COLLATERAL AGENT

By:
Name:
Title:

Exhibit II

QUALITY DISTRIBUTION, LLC

By:
Name:
Title:

QD CAPITAL CORPORATION

By:
Name:
Title: